As filed with the Securities and Exchange Commission on May 15, 2007
Registration No. 333-__________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE ULTIMATE SOFTWARE GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	65-0694077
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
2000 Ultimate Way
Weston, FL 33326
(Address, including Zip Code, of
Registrant’s Principal Executive Offices)
The Ultimate Software Group, Inc.
Amended and Restated 2005 Equity and Incentive Plan
(Full title of the plan)
Mitchell K. Dauerman
The Ultimate Software Group, Inc.
2000 Ultimate Way
Weston, FL 33326
(954) 331-7000
(Name, Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Amount of
to Be Registered	Registered (1)	Per Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.01 per share	3,000,000 shares	$27.90	$83,700,000	$2,570

(1)	This Registration Statement covers 3,000,000 additional shares of Common Stock, par value $0.01 per share (“Common Stock”), of The Ultimate Software Group, Inc. (the “Registrant”) that are being registered pursuant to The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (the “Amended and Restated Plan”). These shares of Common Stock reflect an increase of 3,000,000 shares of Common Stock authorized under the Amended and Restated Plan. This Registration Statement shall also cover a presently indeterminable number of additional shares of Common Stock which may become issuable under the Amended and Restated Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Registrant’s Common Stock as reported on the NASDAQ on May 11, 2007

EXPLANATORY NOTE
     This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, for the purpose of registering 3,000,000 additional shares of Common Stock of the Registrant to be issued in satisfaction of awards granted pursuant to the Amended and Restated Plan. The contents of the Registrant’s previously filed Form S-8 Registration Statement, Registration No. 333- 125076, as filed with the Securities and Exchange Commission on May 19, 2005, are hereby incorporated by reference in this Registration Statement.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8 Exhibits.

Exhibit
Number		Description

5.1	-	Opinion of Dewey Ballantine LLP as to legality of securities being registered

23.1	-	Consent of KPMG LLP

23.2	-	Consent of Dewey Ballantine LLP (included in Exhibit 5.1)

99.1	-
The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (incorporated by reference to Appendix A to The Ultimate Software Group, Inc.’s 2007 Proxy Statement filed with the Securities Exchange Commission on April 13, 2007)

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Weston, Florida, on this 15th day of May, 2007.

THE ULTIMATE SOFTWARE GROUP, INC.
By:	/s/ Mitchell K. Dauerman
Mitchell K. Dauerman
Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Scott Scherr Scott Scherr	President, Chief Executive Officer and Chairman of the Board	May 15, 2007

/s/ Mitchell K. Dauerman Mitchell K. Dauerman	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	May 15, 2007

/s/ Marc D. Scherr Marc D. Scherr	Vice Chairman of the Board and Chief Operating Officer	May 15, 2007

/s/ James A. FitzPatrick, Jr. James A. FitzPatrick, Jr.	Director	May 15, 2007

/s/ LeRoy A. Vander Putten LeRoy A. Vander Putten	Director	May 15, 2007

/s/ Rick A. Wilber Rick A. Wilber	Director	May 15, 2007

/s/ Robert A. Yanover Robert A. Yanover	Director	May 15, 2007

/s/ Alois T. Leiter Alois T. Leiter	Director	May 15, 2007

Index to Exhibits

Exhibit
Number		Description

5.1	-	Opinion of Dewey Ballantine LLP as to legality of securities being registered

23.1	-	Consent of KPMG LLP

23.2	-	Consent of Dewey Ballantine LLP (included in Exhibit 5.1)

99.1	-
The Ultimate Software Group, Inc. Amended and Restated 2005 Equity and Incentive Plan (incorporated by reference to Appendix A to The Ultimate Software Group, Inc.’s 2007 Proxy Statement filed with the Securities Exchange Commission on April 13, 2007)

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